UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2006

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 19, 2006, Saflink Corporation’s board of directors approved several restructuring moves that are expected to dramatically reduce operating expenses, improve operational focus, and greater leverage our core technology assets. We announced that we are reducing our workforce by over 50%, with the majority of our remaining workforce to be dedicated to our Registered Traveler initiative. In addition, we plan to focus our business development resources on the sale of our software and hardware authentication products through existing and new distribution partners. We also plan to aggressively pursue the licensing of our award winning authentication technology, either through patent enforcement or business development efforts. All restructuring activities are expected to be completed in the fourth quarter of 2006. We are currently unable to estimate the amount of restructuring and additional charges, if any, we will incur in connection with the restructuring activities.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2006, Saflink Corporation received written notification from Nasdaq stating that we were not in compliance with the Nasdaq audit committee requirements as set forth in Marketplace Rule 4350. We disclosed in our September 29, 2006, Form 8-K that director Steven M. Oyer agreed to serve as our interim Chief Executive Officer following the reassignment of our President and Chief Executive Officer Glenn L. Argenbright. Mr. Oyer was serving as the chairman of our audit committee. Due to this event, we are no longer in compliance with Marketplace Rule 4350. However, we will be provided a cure period in order to regain compliance as follows:

•	until the earlier of our next annual shareholders’ meeting or September 28, 2007; or

•	if the next annual shareholders’ meeting is held before March 27, 2007, then we must evidence compliance no later than March 27, 2007.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 13, 2006, Kris Shah has resigned as a member of our board of directors and will no longer serve as a director. In addition, Mr. Shah will no longer serve as president of our wholly-owned subsidiary, Litronic, Inc. Mr. Shah did not inform the board of directors that his resignation as a director is due to any disagreement with us on any matter relating to the our operations, policies, practices, or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 19, 2006, announcing restructuring activities of Saflink Corporation

99.2	Press release, dated October 19, 2006, announcing Nasdaq letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saflink Corporation

Dated: October 19, 2006	By:	/s/ Jon C. Engman
Name: Jon C. Engman
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 19, 2006, announcing restructuring activities of Saflink Corporation

99.2	Press release, dated October 19, 2006, announcing Nasdaq letter